                                                                                                       EXHIBIT 32.2

                                             CERTIFICATION PURSUANT TO
                                              18 U.S.C. SECTION 1350,
                                              AS ADOPTED PURSUANT TO
                                   SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report of Acxiom Corporation (the Company) on Form 10-Q for the
period ending June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the Report),
I, Rodger S. Kline, Chief Finance & Administration Leader (principal financial officer) of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities
Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Rodger S. Kline
_____________________________________
Rodger S. Kline
Chief Finance & Administration Leader
(principal financial officer)
August 5, 2005